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                                                                     EXHIBIT 5.1

                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                 65 E. STATE STREET, SUITE 1800, CAPITOL SQUARE
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400

                                December 29, 1997

Marcum Natural Gas Services, Inc.
1675 Broadway, Suite 2150
Denver, Colorado  80202

Gentlemen:

     We have acted as counsel to Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 200,000 shares of Common Stock, par value $.01 per share ("Shares"), of the Company issuable pursuant to the Marcum Natural Gas Services, Inc. 1998 Employee Stock Purchase Plan ("Plan").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Restated Certificate of Incorporation, as amended, (ii) the Company's Bylaws, as amended, (iii) the Registration Statement, (iv) the Plan, (v) a specimen certificate evidencing the Shares, (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the Plans and the Shares, and (vii) and such other documents as we have deemed necessary or appropriate for the purpose of rendering the opinion below.

     In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others.

     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Shares to be issued pursuant to the Plan have been duly authorized for issuance and, when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

     In rendering the opinion above, we have assumed that (i) the certificates representing the Shares will conform to the specimen thereof examined by us,
(ii) upon issuance of the Shares pursuant to the


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Plan, the Company will have a sufficient number of authorized but unissued shares of Common Stock not restricted for other purposes to permit the issuance of the Shares, and (iii) no changes occur in the applicable law or pertinent facts.

     This opinion is limited to the Federal laws of the United States of America and the General Corporation Law of the State of Delaware in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Shares pursuant to the Plan and the filing of the Registration Statement. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Plan or any contract, agreement, instrument or other document entered into pursuant to the Plan.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,



                                 /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

                                 KEGLER, BROWN, HILL & RITTER CO., L.P.A.